Exhibit 3.144

ARTICLES OF INCORPORATION

OF

CCS/SALT LAKE CITY, INC.

ARTICLE ONE

The name of the corporation is CCS/SALT LAKE CITY, INC.

ARTICLE TWO

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Utah Business Corporation Act.

ARTICLE THREE

The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) of no par value.

ARTICLE FOUR

The name and address of the incorporator is: Kevin P. O’Hara Bass, Berry & Sims 2700 First American Center Nashville, TN 37238

ARTICLE FIVE

The street address of the its initial registered office is 50 West Broadway, Salt Lake City, Utah 84101. The name of the initial registered agent at such address is C T Corporation System.

Incorporator

The undersigned hereby accepts appointment as registered Agent for the above named corporation.

By:
Registered Agent

AMENDMENT

ARTICLES OF AMENDMENT

OF

CCS/SALT LAKE CITY, INC.

To the Division of Corporations and Commercial Code

State of Utah

Pursuant to the provisions of the Utah Revised Business Corporation Act, the corporation hereinafter named (the “corporation”) does hereby adopt the following Articles of Amendment.

1.	The name of the corporation is CCS/Salt Lake City, Inc.

2.	Article One of the Articles of Incorporation of the corporation is hereby amended as to read as follows:

“The name of the corporation is Kids Behavioral Health of Utah, Inc.”

3.	The corporation has issued common shares. Only one class of stock is issued and authorized.

4.	The amendment herein provided for was adopted by the Board of Directors of the corporation by Unanimous Written Consent dated as of September 16, 2002.

5.	There are 1,000 common shares issued and outstanding; 1,000 voted for the amendment and 0 voted against. All shares were entitled to be cast for amendment and all the shares were represented by Unanimous Consent.

6.	The undersigned is the chairman of the Board of Directors of the corporation.

Executed on November 7, 2002.

By:	/s/ Bill R. Vickers
Bill R. Vickers

Title:	Chairman of the Board

JAN-04-2006 13:19 P 02

State of Utah

DEPARTMENT OF COMMERCE

Division of Corporations & Commercial Code

EXPEDITE $112.00 Non-Refundable Processing Fee $27 00

File Number 1350210-0142

AMENDMENT Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows

1 The name of the corporation is KIDS BEHAVIORAL HEALTH OF UTAH, INC

2 The date the following amendment(s) was adopted JANUARY 3, 2006

3 If changing the corporation name, the new name of the corporation is HHC UTAH, INC

4 The text of each amendment adopted (include attachment if additional space needed)

ARTICLE ONE, THE NAME OF THE CORPORATION IS HHC UTAH, INC See attachments 1-3

5 If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself

6 Indicate the manner in which the amendment(s) was adopted (mark only one)

☐ No shares have been issued or directors elected – Adopted by Incorporator(s)

☐ No shares have been issued but directors have been elected – Adopted by the board of directors

☐ Shares have been issued but shareholder action was not required – Adopted by the board of directors

☒ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7 Delayed effective date (if not to be effective upon filing) (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete

By Title DAVID K MEYERCORD, EXEC VP

Dated this 3RD day of JANUARY, 2006

Department of Commerce

Division of Corporations and Commercial Code

I hereby certified that the foregoing has been filed and approved on this 4 day of 2006

In this office of this Division and hereby issued

15 06

Mail In: PO Box 146705

Salt Lake City, UT 84114-6705

Walk In: 160 East 300 South, Main Floor

Information Center: (801) 530-4849

Toll Free: (877) 526-3994 (within Utah)

Fax: (801) 530-6438

Web Site: http//www commerce utah gov/cor

Kathy Berg

Date 01/04/2006

Receipt Number 1671612

Amount Paid

EXPEDITE $ 112 00

State of Utah

DEPARTMENT OF COMMERCE

Division of Corporations & Commercial Code AMENDMENT

File Number 1350210-0142

Non-Refundable Processing Fee $27 00 RECEIVED JAN 17 2006 of CORP. & COMM CODE

Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows

1 The name of the corporation is HHC UTAH, INC

2. The date the following amendment(s) was adopted JANUARY 4, 2006

3 If changing the corporation name, the new name of the corporation is

KIDS BEHAVIORAL HEALTH OF UTAH, INC.

4 The text of each amendment adopted (include attachment if additional space needed)

ARTICLE ONE THE NAME OF THE CORPORATION IS KIDS BEHAVIORAL HEALTH OF UTAH, INC

5 If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself

6 Indicate the manner in which the amendment(s) was adopted (mark only one)

☐ No shares have been issued or directors elected – Adopted by Incorporator(s)

☐ No shares have been issued but directors have been elected – Adopted by the board of directors

☐ Shares have been issued but shareholder action was not required – Adopted by the board of directors

☒ The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7 Delayed effective date (if not to be effective upon filing) (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete

By Title DAVID K MEYERCORD, EXEC VP

Dated this 4TH day of JANUARY, 2006

01-17-06P02 38 RCVD

Department of Commerce

Division of Corporations and Commercial Code

I hereby certified that the foregoing has been filed and approved on this 17 day of Jan 2006 this office of this Division and hereby issued This Certificate thereof

Examiner Date 1 18 06

Mail in: PO Box 146705 Salt Lake City, UT 84114-6705

Walk in: 160 East 300 South, Main Floor

Information Center: (801) 530-4849

Toll Free: (877) 526-3994 (within Utah)

Fax: (801) 530-6438

Web Site: http//www commerce utah gov/cor

Kids Behavioral Health of Utah, Inc. – (formerly HHC Utah, Inc.)

Entity File No 1350210-0142

Attachment to

Registration Information Change Form

All of the persons listed below are Officers and Directors of Kids Behavioral Health of Utah, Inc.:

Officers
Frank J Baumann	President	1500 Waters Ridge Drive Lewisville, Texas 75057

John E. Pitts	Treasurer	1500 Waters Ridge Drive Lewisville, Texas 75057

David K. Meyercord	Secretary	1500 Waters Ridge Drive Lewisville, Texas 75057

Directors
David K. White		1500 Waters Ridge Drive Lewisville, Texas 75057

John E. Pitts		1500 Waters Ridge Drive Lewisville, Texas 75057

David K Meyercord		1500 Waters Ridge Drive Lewisville, Texas 75057